UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 25, 2010

Unify Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1420 Rocky Ridge Drive
Roseville, California 95661
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 218-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 25, 2010, Unify Corporation (the “Company” or “Unify”) announced the results of its Annual Meeting that was held on April 8, 2010 at 9:00 am at the Company’s corporate headquarters office located at 1420 Rocky Ridge Drive, Suite 380, Roseville, CA. The proposals are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on February 17, 2010. At the 2009 Annual Meeting, the holders of 7,472,474 shares of the Company’s common stock, which represents approximately 73.81 percent of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of February 8, 2010, were represented in person or by proxy. The voting results of the 2009 Annual Meeting are set forth below:

PROPOSAL 1 – Election of Directors:
Board of Directors	For	Votes Withheld	Broker Non-Votes
Steven D. Whiteman	5,291,896	34,930	2,145,649
Timothy P. Bacci	5,302,048	24,778	2,145,649
Robert M. Bozeman	5,306,873	19,953	2,145,649
Richard M. Brooks	5,306,198	20,628	2,145,649
Tery R. Larrew	5,297,957	28,869	2,145,649
Robert J. Majteles	5,298,107	28,719	2,145,649
Todd E. Wille	5,302,606	24,220	2,145,649

PROPOSAL 2 – Ratification of the Company’s Independent Registered Public Accounting Firm:
The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. The voting results were 7,464,017 shares “FOR”, 7,804 shares “AGAINST”, and 653 abstentions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2010

By:	/s/ Steven Bonham

Steven Bonham Vice President and CFO (Principal Financial and Accounting Officer)